EXHIBIT 99.1

Rekor Systems President and CEO David Desharnais Outlines Strategic Vision and Growth Milestones in New Shareholder Letter

COLUMBIA, MD – September 4, 2024 — Rekor Systems, Inc. (NASDAQ: REKR), a leader in developing and implementing state-of-the-art roadway intelligence technology, today announced the release of a new shareholder letter from President and CEO David Desharnais. The letter offers an overview of the Company’s recent achievements, strategic milestones, and future growth prospects.

In the letter, Mr. Desharnais discusses Rekor's notable financial performance, including a significant increase in year-over-year revenue, key customer wins, and the expanding adoption of the Company’s advanced roadway intelligence solutions across multiple states. He also outlines Rekor’s long-term vision to lead the digitization of public safety and transportation infrastructure, positioning the Company as a pioneer in the $93B+ intelligent infrastructure market.

This summary of the letter is not intended to be complete. Shareholders and interested parties are encouraged to read the full letter on Rekor’s website to gain deeper insights into the Company’s direction and the opportunities ahead. To view the complete shareholder letter, please visit https://rekor.co/shareholder-letter-2024.

About Rekor Systems, Inc.

Rekor Systems, Inc., (NASDAQ: REKR) is a trusted global authority in developing and delivering roadway intelligence utilizing state-of-the-art AI and machine learning. Pioneering the implementation of digital infrastructure in our communities, Rekor is redefining infrastructure by collecting, connecting, and organizing the world’s mobility data — laying the foundation for a digital-enabled operating system for the road. With our Rekor One™ Roadway Intelligence Engine at the foundation of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient. To learn more, please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, X (formerly Twitter), Threads and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekorsystems.com